SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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(Amendment No.          )
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☐	Soliciting Material under Rule 14a-12
SEABRIGHT INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SeaBright Insurance Holdings, Inc.
2101 4th Avenue, Suite 1600
Seattle, Washington 98121
To our Stockholders:
      We are pleased to invite you to attend the annual meeting of stockholders of SeaBright Insurance Holdings, Inc. to be held on May 25, 2006, at 1:00 p.m. Central time in the 28th Floor Conference Center of the Chicago Title Tower located at 161 N. Clark St., Chicago, Illinois 60601.
      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. The notice of annual meeting of stockholders, proxy statement and proxy are being mailed to stockholders on or about April 27, 2006.
      Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible by following the instructions on the enclosed proxy card or voting instruction card. Voting by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person.
      Thank you for your ongoing support of and continued interest in SeaBright.

Sincerely,

John G. Pasqualetto
Chairman, President and Chief Executive Officer

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The annual meeting of stockholders of SeaBright Insurance Holdings, Inc. (“SeaBright” or the “Company”) will be held on May 25, 2006, at 1:00 p.m. Central time in the 28th Floor Conference Center of the Chicago Title Tower located at 161 N. Clark St., Chicago, Illinois 60601, for the following purposes:

1. To elect six directors to the Board of Directors;

2. To ratify the Audit Committee’s appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2006; and

3. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
      Our Board of Directors recommends you vote “FOR” the election of directors and “FOR” the appointment of KPMG LLP as our independent auditor.
      Stockholders of record at the close of business on April 20, 2006, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
      Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, telephone or Internet voting may be available to you only if offered by them. Their procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.
      IF YOU PLAN TO ATTEND:
      Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 12:00 p.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

D. Drue Wax
Senior Vice President, General Counsel and
Corporate Secretary
Seattle, Washington
April 27, 2006

QUESTIONS AND ANSWERS
Proxy Materials

Why am I receiving this proxy statement?
      SeaBright is soliciting proxies for the 2006 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of SeaBright common stock on April 20, 2006, the record date, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?
      The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, SeaBright’s Board of Directors (the “Board of Directors” or the “Board”) and Board committees, the compensation of directors and executive officers for fiscal 2005 and other required information.

Will I receive a copy of SeaBright’s annual report?
      A copy of our 2005 Annual Report on Form 10-K and a letter from John G. Pasqualetto, our Chairman, President and Chief Executive Officer, are enclosed.
      Stockholders may request another free copy of our 2005 Annual Report on Form 10-K from:
SeaBright Insurance Holdings, Inc.
Attn: Investor Relations
2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(206) 269-8500
      Alternatively, stockholders can access the 2005 Annual Report on Form 10-K and other financial information in the Investor Relations section of SeaBright’s web site at www.sbic.com. SeaBright will also furnish any exhibit to the 2005 Form 10-K if specifically requested.
Voting Information

What will I be voting on?

•	Election of directors (see page 5).

•	Ratification of the Audit Committee’s appointment of KPMG LLP as independent auditor for the year ending December 31, 2006 (see page 7).

How does the Board of Directors recommend that I vote?
      SeaBright’s Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of our independent auditor for the 2006 fiscal year.

How do I vote?
      If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

      If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voting instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet if such services are offered by your bank, broker or other record holder.
      Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?
      Yes. If you are a holder of record, at any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to the Secretary of SeaBright at the address on the cover of this proxy statement;

•	delivering a later-dated proxy; or

•	voting in person at the meeting.
      If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other record holder for procedures on revoking or changing your proxy.

How many votes do I have?
      You will have one vote for every share of SeaBright common stock that you owned on April 20, 2006.

How many shares are entitled to vote?
      There were 20,541,887 shares of SeaBright common stock outstanding as of the record date and entitled to vote at the meeting. Each share is entitled to one vote.

How many shares must be present to hold the meeting?
      Under SeaBright’s Amended and Restated By-Laws, holders of a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

•	The six nominees for director who receive the highest number of votes at the annual meeting will be elected.

•	The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent auditor.

What if I vote “withhold” or “abstain”?
      In the election of directors, you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote to “WITHHOLD” on the election of directors will have no effect on the outcome.
      For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on the other items of business will have the same effect of a vote “AGAINST.”

      If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

Is cumulative voting permitted for the election of directors?
      No.

What if I don’t return my proxy card and don’t attend the annual meeting?
      If you are a holder of record and you don’t vote your shares, your shares will not be voted.
      If you hold your shares in “street name,” and you don’t give your bank, broker or other record holder specific voting instructions, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors or any other items of business.

What happens if a nominee for director declines or is unable to accept election?
      If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

Is my vote confidential?
      Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspector of election; or

•	if the election is contested.
      If you are a holder of record, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.
Stock Ownership Information

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
      Most SeaBright stockholders hold their shares through a bank, broker or other record holder rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
      If your shares are registered directly in your name with SeaBright’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by SeaBright. As the stockholder of record, you have the right to grant your voting proxy directly to SeaBright or to a third party, or to vote in person at the meeting. SeaBright has enclosed a proxy card for you to use.

Beneficial Owner
      If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your bank, broker or other record holder. As the beneficial owner, you have the right to direct your bank, broker or other record holder how to vote and you also are invited to attend the annual meeting. Your bank, broker or other record holder has enclosed or provided voting instructions for you to use in directing the bank, broker or other record holder how to vote your shares.

      Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other record holder that holds your shares, giving you the right to vote the shares at the meeting.

What if I have questions for SeaBright’s transfer agent?
      Please contact Computershare at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
Computershare Trust Company, N.A.
c/o Computershare Investor Services
P.O. Box 43010
Providence, RI 02940-3010
(781) 575-3400
PROPOSALS TO BE VOTED ON
Proposal No. 1: Election of Directors
      There are six nominees for election to our Board of Directors this year. Messrs. Pasqualetto, Carter and Chung have served on our Board of Directors since 2003. Messrs. Feldman, Josephson and Morvis have served on our Board of Directors since 2004. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.
      If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the six persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.
      All of the nominees have indicated to SeaBright that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, John G. Pasqualetto (our Chairman, President and Chief Executive Officer), Joseph S. De Vita (our Senior Vice President, Chief Financial Officer and Assistant Secretary) and D. Drue Wax (our Senior Vice President, General Counsel and Corporate Secretary), will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.
      Our Board recommends a vote “FOR” the election to the Board of the each of the following nominees.
Vote Required
      The six persons receiving the highest number of “FOR” votes represented by shares of SeaBright common stock present in person or represented by proxy at the annual meeting will be elected.

John G. Pasqualetto Director since 2003 Age 63	Mr. Pasqualetto has served as the chairman of our Board of Directors since September 2004 and as our president and chief executive officer and one of our directors since July 2003. In addition, he has served as chairman of the board of Directors, president and chief executive officer of our insurance company subsidiary, SeaBright Insurance Company, since September 2003. He was formerly president and chief executive officer of Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (the “Eagle Entities”), president of Kemper Employers Group and senior vice president of the Kemper insurance companies, holding these positions concurrently since joining Kemper in 1998. Mr. Pasqualetto’s prior experience includes serving as president of American International Group’s (“AIG”) workers’ compensation specialty group, co-founding Great States Insurance Company, a California-based specialty workers’ compensation company, and holding executive positions with Argonaut Insurance Company and the State Compensation Insurance Fund of California. Mr. Pasqualetto has a B.A. from California State University at Northridge.

J. Scott Carter Director since 2003 Age 36	Mr. Carter has served as a director since June 2003. Mr. Carter is a principal at Summit Partners, a private equity and venture capital firm, where he has been employed since July 2002. From 1999 to 2002, prior to joining Summit, Mr. Carter was an investment banker with J.P. Morgan. Mr. Carter has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since September 2003. Mr. Carter received a B.A. from Texas A&M University and an M.B.A. from the Darden School of Business at the University of Virginia.

Peter Y. Chung Director since 2003 Age 38	Mr. Chung has served as a director since June 2003. Mr. Chung is a managing partner and member of various entities affiliated with Summit Partners, a private equity and venture capital firm, where he has been employed since August 1994. Mr. Chung also serves as a director of NightHawk Radiology Holdings, Inc., a provider of off-hours teleradiology services, and several privately held companies. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since September 2003. Mr. Chung received an A.B. from Harvard University and an M.B.A. from Stanford University.

William M. Feldman Director since 2004 Age 52	Mr. Feldman has served as a director since November 2004. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since November 2004. Mr. Feldman is the co-owner, chairman and chief executive officer of Feldman, Ingardona & Co., a registered investment advisor and securities broker/ dealer that provides asset management and investment advisory services to high net worth families and institutions. He has held these positions since organizing the company in 1997. Mr. Feldman received a B.S. in Accountancy from the University of Illinois, Urbana, and is a member of the American Institute of Certified Public Accountants.

Mural R. Josephson Director since 2004 Age 57	Mr. Josephson has served as a director since July 2004. Following his retirement as senior vice president and chief financial officer of Lumbermens Mutual Casualty Company (“LMC”) and as an officer and director of certain affiliated entities including the Eagle Entities, Kemper Employers Insurance Company and PointSure Insurance Services, Inc. in October 2002, where he served for approximately four years, Mr. Josephson has served as a consultant to various financial institutions. Prior to his role at LMC, Mr. Josephson retired as a partner at KPMG LLP after 28 years at the firm. Mr. Josephson also serves as a director of UICI, a provider of health, life and related insurance products to the self-employed, individual and student insurance markets, PXRE Group Ltd., which specializes in property reinsurance, and ALPS Corporation, which provides malpractice coverage for attorneys. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since March 2004. Mr. Josephson is a licensed Certified Public Accountant in the State of Illinois, and is a member of the American Institute of Certified Public Accountants.

George M. Morvis Director since 2004 Age 65	Mr. Morvis has served as a director since July 2004. Mr. Morvis is the founder, president and chief executive officer of Financial Shares Corporation, a Chicago-based consulting firm specializing in strategic marketing, financial communications, and human resources consulting. Prior to founding Financial Shares Corporation in 1974, Mr. Morvis was a director of public relations and executive secretary for the Illinois Bankers Association. Mr. Morvis serves on the board of directors of numerous privately held companies. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since March 2004. Mr. Morvis holds a degree in Journalism from the University of Illinois, Urbana, an M.B.A. from The George Washington University, and is a graduate of the Harvard Business School executive management program.
Proposal No. 2: Ratification of the Audit Committee’s Appointment of KPMG LLP as Independent Auditor for the Year Ending December 31, 2006
      The Audit Committee of the Board has appointed KPMG LLP as the independent auditor to audit SeaBright’s consolidated financial statements for the fiscal year ending December 31, 2006. During fiscal year 2005, KPMG LLP served as SeaBright’s independent auditor and also provided certain tax and other audit-related services. See “Independent Registered Public Accountant Fees and Services” on page 28. Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
      Our Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as SeaBright’s independent auditor for fiscal year 2006. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent auditor.
Vote Required
      Ratification of the appointment of KPMG LLP as SeaBright’s independent auditor for fiscal year 2006 requires the affirmative vote of a majority of the shares of SeaBright common stock present in person or represented by proxy at the annual meeting.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
      Our amended and restated certificate of incorporation provides that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of six members. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors may be filled only by the Board of Directors. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.
      A majority of our Board of Directors is “independent” as defined under the rules of the Nasdaq National Market.
      Our Board of Directors met four times in 2005. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2005, all of the directors attended 75% or more of the meetings of the Board and the committees on which they served. Directors are encouraged to attend the annual meeting of stockholders.
Communication with the Board of Directors
      Stockholders may communicate with the Board by directing communications to the Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for individual directors. In accordance with instructions from the Board, the Corporate Secretary will review all communications, will organize the communications for review by the Board and will promptly forward communications (other than communications unrelated to the operation of the Company, such as advertisements, mass mailings, solicitations and job inquiries) to the Board or individual directors.
Board Committees
      We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee consists of three persons. All of the members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are “independent” as defined by the rules of the Nasdaq National Market and, in the case of the Audit Committee, by the rules of the U.S. Securities and Exchange Commission (“SEC”).

Audit Committee
      The Audit Committee is comprised of Messrs. Josephson (Chairman), Feldman and Morvis. The Audit Committee oversees our accounting, financial reporting and control processes and the audits of our financial statements, including: the preparation, presentation and integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; and the performance of our independent auditor. Our Audit Committee, among other things:

•	has sole responsibility to retain and terminate our independent auditor;

•	pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement;

•	reviews our quarterly and annual audited financial statements and related public disclosures, earnings press releases and other financial information provided to analysts or rating agencies.
      Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board of Directors has determined that Mural R. Josephson meets the requirements for an “audit committee financial expert” as defined by the rules of the SEC.
      The charter of the Audit Committee, as amended on April 10, 2006, is available in the Investor Relations section of our website at www.sbic.com and is also included herein as Appendix A.

Compensation Committee
      The Compensation Committee is comprised of Messrs. Chung (Chairman), Carter and Josephson. The Compensation Committee oversees the administration of our benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.
      The charter of the Compensation Committee, as amended on April 10, 2006, is available in the Investor Relations section of our website at www.sbic.com and is also included herein as Appendix B.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee is comprised of Messrs. Morvis (Chairman), Carter and Chung. The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters.
      The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Other Matters — Stockholder Proposals and Director Nominations.” The Nominating and Corporate Governance Committee will consider all nominees for election as directors of SeaBright, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. In evaluating candidates, the committee considers the person’s judgment, skills, experience, age, independence, understanding of SeaBright’s business or other related industries as well as the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.
      SeaBright has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.
      The charter of the Nominating and Corporate Governance Committee, as amended on April 10, 2006, is available in the Investor Relations section of our website at www.sbic.com and is also included herein as Appendix C.
      The following table shows the current membership of each committee and the number of meetings held by each committee in 2005:

		Compensation	Nominating and Corporate
Name of Director	Audit Committee	Committee	Governance Committee

John G. Pasqualetto
J. Scott Carter		Member	Member
Peter Y. Chung		Chairman	Member
William M. Feldman	Member
Mural R. Josephson	Chairman	Member
George M. Morvis	Member		Chairman
Number of Meetings in 2005	10	3	2
Compensation Committee Interlocks and Insider Participation
      No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Director Compensation
      Directors who are also our employees receive no compensation for serving as directors. Non-employee directors receive an annual retainer in the amount of $10,000, and Audit Committee members receive an additional annual retainer in the amount of $3,000. Non-employee directors receive $1,500 for each in-person Board or committee meeting attended and $750 for each telephonic Board or committee meeting.

In addition, the chair of the Audit Committee receives an annual fee in the amount of $10,000, and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual fee in the amount of $5,000. We also reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their service as directors.
      Our directors are also eligible to receive stock options and other equity-based awards when, as and if determined by the Compensation Committee pursuant to the terms of the SeaBright Insurance Holdings, Inc. 2005 Long-Term Equity Incentive Plan. On March 24, 2005, our Compensation Committee approved an arrangement pursuant to which certain of our non-employee directors will receive an annual grant of 2,000 shares of restricted stock and 4,000 stock options. Each stock option granted will have an exercise price equal to 110% of the closing price of our common stock on the date of grant, as reported on the Nasdaq National Market. The restricted stock grants will be subject to three-year cliff vesting, and the stock option grants will vest over a three-year period with cliff vesting after the first year and monthly vesting thereafter. In the event of a change in control of us or upon the death or disability of the participant, all restrictions relating to all outstanding restricted stock grants will lapse and all stock option grants will become fully vested and exercisable. Our Compensation Committee may, in its discretion, determine to exclude one or more non-employee director from receiving these equity grants in any given year. Unless the committee determines otherwise, the grants will be made each year on the date of our annual meeting of stockholders. However, in 2005, the grants were made on March 24, 2005. For 2005, William M. Feldman, Mural R. Josephson and George M. Morvis are the non-employee directors who received these equity grants.
Code of Ethics
      We have adopted a code of ethics for senior financial employees that apply to our chief executive officer, chief financial officer, principal accounting officer and other employees. The code of ethics is available in the Investor Relations section of our website at www.sbic.com and is available in print to any stockholder who requests them. If we waive any material provision of our code of ethics or substantively change the code, we will disclose that fact on our website within four business days.
COMMON STOCK OWNERSHIP
Beneficial Ownership Table
      The following table provides information concerning beneficial ownership of our common stock as of March 31, 2006, by:

•	each of our directors;

•	each of our named executive officers as of March 31, 2006;

•	each person known by us to beneficially own 5% or more of our outstanding common stock; and

•	all of our directors and executive officers as a group.
      The following table lists the number of shares and percentage of shares beneficially owned based on 20,539,974 shares of common stock outstanding as of March 31, 2006 and a total of 266,925 common stock options currently exercisable or exercisable by our directors and executive officers as a group within 60 days of March 31, 2006. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of March 31, 2006.

      Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2006 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Common Stock
	Beneficially Owned

Name of Beneficial Owner	Number	Percentage

5% of more Beneficial Owners:
Summit Partners(1)	4,095,627	19.9%
Eubel Brady & Suttman Asset Management, Inc.(2)	1,650,925	8.0%
J. Carlo Cannell(3)	1,514,100	7.4%
Directors and Named Executive Officers:
Peter Y. Chung(4)	4,095,627	19.9%
John G. Pasqualetto(5)	210,985	1.0%
Richard J. Gergasko(6)	111,157	*
Joseph S. De Vita(7)	112,586	*
Richard W. Seelinger(8)	48,624	*
D. Drue Wax(9)	14,113	*
Mural R. Josephson(10)	9,825	*
George M. Morvis(11)	8,325	*
William M. Feldman(12)	6,713	*
J. Scott Carter	—	—
All directors and executive officers as a group (12 persons)	4,697,518	22.6%

*	Less than 1%.

(1)	Represents (a) 1,088,209 shares of common stock held by Summit Ventures V, L.P.; (b) 181,959 shares of common stock held by Summit V Companion Fund, L.P.; (c) 72,788 shares of common stock held by Summit V Advisors Fund (QP), L.P.; (d) 22,247 shares of common stock held by Summit V Advisors Fund, L.P.; (e) 1,846,792 shares of common stock held by Summit Ventures VI-A, L.P.; (f) 770,191 shares of common stock held by Summit Ventures VI-B, L.P.; (g) 38,409 shares of common stock held by Summit VI Advisors Fund, L.P.; (h) 58,969 shares of common stock held by Summit VI Entrepreneurs Fund, L.P.; and (i) 16,063 shares of common stock held by Summit Investors VI, L.P. (such entities collectively referred to as “Summit Partners”). Peter Y. Chung, one of our directors, is a member of Summit Partners, LLC which is the general partner of Summit Partners V, L.P., which is the general partner of each of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P. and Summit V Advisors Fund, L.P. Summit Partners, LLC, through a five-person investment committee composed of certain of its members, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Decisions of the investment committee are made by a majority vote of its members and, as a result, no single member of the investment committee has voting or dispositive authority over the shares. Gregory M. Avis, John R. Carroll, Peter Y. Chung, Scott C. Collins, Bruce R. Evans, Charles J. Fitzgerald, Walter G. Kortschak, Martin J. Mannion, Kevin P. Mohan, Thomas S. Roberts, E. Roe Stamps, Joseph F. Trustey and Stephen G. Woodsum are the members of Summit Partners, LLC and each disclaims beneficial ownership of the shares held by Summit Partners except to the extent of his pecuniary interest therein. Mr. Chung is also a member of Summit Partners VI (GP), LLC, which is the general partner of Summit Partners VI (GP), L.P., which is the general partner of each of Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Summit Partners VI (GP), LLC, through a three-person investment committee composed of certain of its members, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Decisions of the investment committee are made by a majority vote of its members and, as a result, no single member of the investment committee has voting or dispositive authority over the shares. Gregory M. Avis, John R. Carroll, Peter Y. Chung, Scott C. Collins, Bruce R. Evans, Charles J. Fitzgerald, Walter G. Kortschak, Martin J. Mannion, Kevin P. Mohan, Thomas S. Roberts, E. Roe Stamps, Joseph F. Trustey and Stephen G. Woodsum are the members of Summit Partners VI (GP), LLC and each disclaims beneficial ownership of the shares held by Summit Partners except to the extent of his pecuniary interest herein. The address for each of these entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)	Based on a Schedule 13G/ A filed on February 10, 2006 by Eubel Brady & Suttman Asset Management, Inc. (“EBS”), Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive, Messrs. Eubel, Brady, Suttman, Hazel and HoltGreive may, as a result of their ownership in and positions with EBS, be deemed to be indirect beneficial owners of the equity securities held by EBS. The address of EBS is 7777 Washington Village Drive, Suite 210, Dayton, OH 45459.

(3)	Based on a Schedule 13G/ A filed on February 15, 2006 by J. Carlo Cannell, the controlling member of Cannell Capital , LLC (“Adviser”). According to the Schedule 13G/ A, the Adviser acts as the investment adviser to (a) The Cuttyhunk Fund Limited, which owns 355,750 shares, (b) The Anegada Master Fund Limited, which owns 335,640 shares, and (c) TK Cannell Portfolio, Ltd., which owns 290,634 shares, and is the general partner of an investment adviser to (d) Tonga Partners, L.P., which owns 532,066 shares. The address of Mr. Cannell is 150 California Street, 5th Floor, San Francisco, CA 94111.

(4)	Consists of shares held by Summit Partners. Mr. Chung does not have voting or dispositive authority over these shares and disclaims beneficial ownership of these shares.

(5)	Includes 75,000 shares of restricted stock that vest in March 2009 and options to purchase 96,771 shares of common stock exercisable within 60 days of March 31, 2006.

(6)	Includes 37,500 shares of restricted stock that vest in March 2009 and options to purchase 50,298 shares of common stock exercisable within 60 days of March 31, 2006.

(7)	Includes 37,500 shares of restricted stock that vest in March 2009 and options to purchase 43,462 shares of common stock exercisable within 60 days of March 31, 2006.

(8)	Includes 12,000 shares of restricted stock that vest in March 2009 and options to purchase 25,150 shares of common stock exercisable within 60 days of March 31, 2006.

(9)	Includes 11,250 shares of restricted stock that vest in March 2009 and options to purchase 1,913 shares of common stock exercisable within 60 days of March 31, 2006.

(10)	Includes 2,000 shares of restricted stock that vest in March 2008 and options to purchase 4,825 shares of common stock exercisable within 60 days of March 31, 2006.

(11)	Includes 2,000 shares of restricted stock that vest in March 2008 and options to purchase 4,825 shares of common stock exercisable within 60 days of March 31, 2006.

(12)	Includes 2,000 shares of restricted stock that vest in March 2008, options to purchase 2,913 shares of common stock exercisable within 60 days of March 31, 2006 and 1,800 shares held indirectly by Mr. Feldman as custodian for his minor children under the UTMA/ IL.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of SeaBright common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based solely on representations and information provided to us by the persons required to make such filings, we believe that, during fiscal year 2005, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.
EXECUTIVE COMPENSATION
Directors, Executive Officers and Key Employees
      The following table sets forth information concerning our directors, executive officers and key employees. All our directors hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until their successors are duly elected and qualified. Executive officers serve at the request of the Board of Directors.

Name	Age	Positions

John G. Pasqualetto	63	Chairman, President and Chief Executive Officer
Richard J. Gergasko	47	Executive Vice President — Operations
Joseph S. De Vita	64	Senior Vice President, Chief Financial Officer and Assistant Secretary
Richard W. Seelinger	46	Senior Vice President — Policyholder Services
D. Drue Wax	55	Senior Vice President, General Counsel and Corporate Secretary
Marc B. Miller, M.D.	49	Senior Vice President and Chief Medical Officer
Jeffrey C. Wanamaker	39	Senior Vice President — Underwriting
James L. Borland, III	44	Vice President and Chief Information Officer
M. Philip Romney	51	Vice President — Finance, Principal Accounting Officer and Assistant Secretary
Chris A. Engstrom	45	President — PointSure Insurance Services, Inc.
J. Scott Carter	36	Director
Peter Y. Chung	38	Director
William M. Feldman	52	Director
Mural R. Josephson	57	Director
George M. Morvis	65	Director
      Set forth below is information concerning our executive officers who are not directors.
      Richard J. Gergasko has served as our executive vice president — operations since July 2003. He also served in this capacity and as the head of underwriting and research and development at the Eagle entities from May 1999 until September 2003. Prior to joining the Eagle entities, Mr. Gergasko held a variety of positions in the insurance industry, including underwriting vice president of AIG’s workers’ compensation specialty group, as well as various actuarial positions at Crum and Forster, William M. Mercer, Inc. and MBA, Inc. Mr. Gergasko holds a B.A. in Statistics from Rutgers College, is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
      Joseph S. De Vita has served as our senior vice president and chief financial officer since July 2003 and as our assistant secretary since January 2005. From January 2003 until June 2003, Mr. De Vita served as a consultant to the Eagle entities. From November 2000 until December 2002, Mr. De Vita served as the vice president and chief financial officer of Lifeguard, Inc., a health plan provider based in California. Prior to November of 2000, Mr. De Vita served as an independent consultant. Mr. De Vita started his career in the insurance industry in 1972 with INA Corporation (Cigna). In 1978, he joined Fremont

General Corporation as vice president of finance. In 1987, Mr. De Vita co-founded Great States Insurance Company, a specialty workers’ compensation insurer, with Mr. Pasqualetto. Mr. De Vita has held executive positions with managed care organizations, and began his financial career with PricewaterhouseCoopers. Mr. De Vita holds a B.A. in Accounting from St. Joseph’s University, an M.B.A. in Finance from Drexel University, is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants.
      Richard W. Seelinger has served as our senior vice president — policyholder services since July 2003. He served in the same capacity with the Eagle entities, which he joined in 2000. From 1985 through 1999, Mr. Seelinger held a series of executive positions of increasing responsibility at Kemper insurance companies, including workers’ compensation claims officer. Mr. Seelinger holds a B.A. in History from Western Illinois University.
      D. Drue Wax has served as our senior vice president, general counsel and corporate secretary since January 2005. Prior to that, she, through her law firm, represented us on various regulatory and corporate issues. From 1998 through March 2004, she served as senior counsel in the corporate legal department of the Kemper Insurance Companies, where her responsibilities involved regulatory and corporate work for the various Kemper corporations, including the Eagle entities and KEIC. Prior to 1998, Ms. Wax advised on insurance regulatory matters for Davidson, Goldstein, Mandell & Menkes, and was an associate in the Chicago office of Sidley & Austin. She received her J.D. from Chicago Kent College of Law, and her B.A. from Middlebury College.
      Marc B. Miller, M.D. has served as our senior vice president and chief medical officer since August 2004. Since 1998, Dr. Miller has been an independent consultant serving in various capacities for several businesses, including: acting as vice president of customer relations for ExactCost, Inc., a healthcare cost analysis technology company; representing various foreign healthcare services, biotech, medical device, and pharmaceutical companies in connection with partnerships, investment and business development; acting as medical director charged with revamping Orange County’s Medical Services Indigents Program; and acting as medical director advising on quality assurance and credentialing for MedLink HealthCare Networks, Inc., a diagnostic managed care organization. Dr. Miller also co-founded ConflictSolvers, LLC, a start-up venture which develops dispute resolution products, and held various positions with ConflictSolvers from 1998 until 2001, most recently serving as its chief executive officer. Dr. Miller is Board certified in preventive medicine, public health and medical management. Dr. Miller holds a B.A. from Stanford University, an M.B.A. from Golden Gate University, an M.P.H. from the University of California, Los Angeles and an M.D. from Rush University.
      Jeffrey C. Wanamaker has served as our vice president — underwriting from July 2003 through March 2006, when he was promoted to senior vice president — underwriting. He served as vice president — underwriting at the Eagle entities, which he joined in May 1999. Prior to 1999, Mr. Wanamaker served as a vice president of Alaska National Insurance Company. From 1989 to 1999, while employed by Alaska National Insurance Company, he underwrote most commercial lines and ultimately specialized in accounts with a combination of state act workers’ compensation, longshore and maritime employment exposures. Mr. Wanamaker holds Bachelor of Business Administration degrees in Finance and Economics from the University of Alaska and has earned the Chartered Property Casualty Underwriter and Associate in Reinsurance professional designations.
      Set forth below is information concerning our key employees.
      James L. Borland, III has served as our vice president and chief information officer since November 2003. He served in the same capacity with the Eagle entities, which he joined in 2000. From January 1998 until the time he joined the Eagle entities, Mr. Borland served as the principal network analyst for PacifiCare Health Systems. From December 1991 until January 1998, Mr. Borland held several positions with Great States Insurance Company. Mr. Borland holds a B.S. in Business Management from Pepperdine University.

      M. Philip Romney has served as our vice president — finance and principal accounting officer since November 2004 and as our assistant secretary since January 2005. From February 2000 until October 2004, Mr. Romney served as director of finance, controller and assistant secretary for Eden Bioscience Corporation, a biotechnology company in Washington. Prior to that, Mr. Romney served in various positions (most recently as deputy treasurer and senior manager, risk management and treasury services) at Public Utility District No. 1 of Snohomish County, Washington, a public water and electric utility. Mr. Romney began his financial career with the Seattle office of KPMG LLP. Mr. Romney holds B.S. and MAcc. degrees from Brigham Young University, is a licensed Certified Public Accountant in the State of Washington and is a member of the American Institute of Certified Public Accountants and of the Washington Society of Certified Public Accountants.
      Chris A. Engstrom has served as the president of PointSure Insurance Services, Inc., one of our wholly-owned subsidiaries, since February 2004. From May 2003 until joining PointSure, Mr. Engstrom served as the Northwest regional executive officer for Willis Group Holdings, a global insurance broker, and from January 2001 until May 2003, Mr. Engstrom served as the president and chief executive officer of Willis Seattle. Prior to his tenure at Willis, Mr. Engstrom spent 15 years with the Eagle entities, most recently as senior vice president. Mr. Engstrom holds a B.A. from City University.
Summary Compensation Table
      The following table sets forth the compensation for our Chief Executive Officer and our other four most highly compensated executive officers during the years ended December 31, 2005 and 2004 and during 2003 from the Acquisition until December 31, 2003. These individuals are referred to as the “named executive officers.”

						Long Term Compensation
		Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(1)		Awards	Options	Compensation

John G. Pasqualetto	2005	$339,024	$368,010	$9,000	(3)	—	76,499	$70,666	(4)
Chairman, President and	2004	313,793	201,965	9,000	(3)	—	—	10,730	(5)
Chief Executive Officer	2003	79,655	—	2,250	(3)	—	155,292	—
Richard J. Gergasko	2005	272,786	227,777	—		—	45,899	15,794	(6)
Executive Vice	2004	258,832	128,416	—		—	—	10,271	(7)
President — Operations	2003	64,708	—	—		—	77,646	—
Joseph S. De Vita	2005	243,452	203,283	—		—	57,374	15,660	(8)
Senior Vice President,	2004	216,000	107,000	—		—	—	8,932	(9)
Chief Financial Officer	2003	54,000	—	—		—	58,235	—
and Assistant Secretary
Richard W. Seelinger	2005	198,499	132,597	—		—	22,950	13,908	(10)
Senior Vice President —	2004	188,018	74,457	—		—	—	9,038	(11)
Policyholder Services	2003	47,727	—	—		—	38,823	—
D. Drue Wax	2005	193,185	129,047	—		—	7,650	7,213	(12)
Senior Vice President,	2004	—	—	—		—	—	—
General Counsel and Secretary	2003	—	—	—		—	—	—

(1)	For 2003, includes compensation paid to the named executive officers from September 30, 2003, the date of the Acquisition, through December 31, 2003.

(2)	For 2005, includes cash bonus amounts earned in 2005 and paid in March 2006. For 2004, includes cash bonus amounts earned in 2004 and paid in March 2005.

(3)	Automobile allowance.

(4)	Includes $1,470 paid for life insurance premiums, $14,550 in profit sharing and 401(k) matching contributions and $54,646 in accrued vacation paid.

(5)	Includes $1,733 paid for life insurance premiums and $8,997 in profit sharing and 401(k) matching contributions.

(6)	Includes $1,244 paid for life insurance premiums and $14,550 in profit sharing and 401(k) matching contributions.

(7)	Includes $1,424 paid for life insurance premiums and $8,847 in profit sharing and 401(k) matching contributions.

(8)	Includes $1,110 paid for life insurance premiums and $14,550 in profit sharing and 401(k) matching contributions.

(9)	Includes $1,192 paid for life insurance premiums and $7,740 in profit sharing and 401(k) matching contributions.

(10)	Includes $905 paid for life insurance premiums and $13,003 in profit sharing and 401(k) matching contributions.

(11)	Includes $1,040 paid for life insurance premiums and $7,998 in profit sharing and 401(k) matching contributions.

(12)	Includes $843 paid for life insurance premiums and $6,370 in profit sharing and 401(k) matching contributions.
Option Grants in Last Fiscal Year
      The following table sets forth information with respect to the grants of stock options to each of the named executive officers during the fiscal year ended December 31, 2005. The percentage of total options set forth below is based on an aggregate of 295,701 options granted to employees during fiscal year 2005. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to			for Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Date	5%($)	10%($)

John G. Pasqualetto	76,499	26%	$10.50	1/20/15	$505,153	$1,280,157
Richard J. Gergasko	45,899	16%	10.50	1/20/15	303,089	768,087
Joseph S. De Vita	57,374	19%	10.50	1/20/15	378,863	960,113
Richard W. Seelinger	22,950	8%	10.50	1/20/15	151,548	384,052
D. Drue Wax	7,650	3%	10.50	1/20/15	50,516	128,017
Aggregate Options Exercised in Last Fiscal Year and Year-End Values
      No stock options were exercised by our named executive officers in fiscal year 2005. The following table sets forth information regarding unexercised stock options held by named executive officers as of December 31, 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at		Options at
	Fiscal Year End (#)		Fiscal Year End ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John G. Pasqualetto	77,646	154,145	$783,448	$1,252,387
Richard J. Gergasko	38,823	84,722	391,724	673,085
Joseph S. De Vita	29,118	86,491	293,801	645,493
Richard W. Seelinger	19,412	42,361	195,867	336,540
D. Drue Wax	—	7,650	—	46,895

(1)	Calculated based on the closing price of our common stock on December 30, 2005, $16.63.

Equity Compensation Plan Information
      The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of December 31, 2005.

Number of Securities
Remaining Available for
	Number of Securities to		Weighted-Average	Future Issuance Under
	be Issued Upon Exercise		Exercise Price of	Equity Compensation Plan
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by stockholders	804,524	(1)	$8.13	1,049,540	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	804,524		8.13	1,049,540

(1)	Includes options granted under our Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”) and options granted under our 2005 Long-Term Equity Incentive Plan (the “2005 Equity Plan”). Does not include 6,000 shares of restricted stock granted in March 2005 or 217,875 shares of restricted stock granted in March 2006 pursuant to the 2005 Equity Plan.

(2)	Includes only options eligible for grant under the 2005 Equity Plan. In January 2006, the Compensation Committee terminated the ability to grant future stock option awards under the 2003 Stock Option Plan.
      Our compensation policies are designed to maximize stockholder value over the long-term. Our policies provide management with incentives to strive for excellence and link the financial interests of management with those of our stockholders. The level of incentive awards granted to members of our management is based initially upon the performance of SeaBright Insurance Holdings, Inc., which performance is tied to its calendar year pre-tax operating profit, as approved by our Board of Directors for the current budget. If those performance objectives are achieved, the business performance of our operating subsidiaries and the performance of the departments supervised by members of our management are considered.

2003 Stock Option Plan
      In 2003, our Board of Directors adopted the SeaBright Insurance Holdings Inc. 2003 Stock Option Plan (the “2003 Stock Option Plan”). The 2003 Stock Option Plan was amended and restated in February 2004. The purpose of this plan was to create an incentive for directors, consultants, advisors, officers and other employees to remain in our employ and to contribute to our success by granting to them a favorable opportunity to acquire our common stock. The 2003 Stock Option Plan was also intended to help us attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained growth and profitability depend. As our Compensation Committee has terminated the ability to grant future stock option awards under the 2003 Stock Option Plan, we anticipate that all future stock option grants will be made under our 2005 Equity Plan, discussed below.
      Types of Awards and Eligibility. The 2003 Stock Option Plan provides for the grant of either “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options to our directors, consultants, advisors, executive officers or other key employees selected by our Board of Directors to participate in this plan.
      Share Reserve/ Limitation. The number of shares of common stock with respect to which options may be granted under the 2003 Stock Option Plan and which may be issued upon exercise thereof may not exceed 776,458, subject to the Board’s authority to adjust this amount in the event of a reorganization, recapitalization, merger, consolidation, share exchange, stock dividend, stock split or similar transactions affecting our common stock. We have granted options to purchase 491,508 shares of common stock under the 2003 Stock Option Plan.
      Administration. Our Board of Directors, or committee designated by the Board, administers the 2003 Stock Option Plan. Under the 2003 Stock Option Plan, the Board or the committee has sole and complete authority to: select participants; grant options to participants in forms and amounts it determines; impose limitations, restrictions and conditions upon options as it deems appropriate; interpret the plan and adopt, amend and rescind administrative guidelines and other rules relating to the plan; correct any defect or omission or reconcile any inconsistency in the plan or an option granted under the plan; and make all other determinations on and take all other actions necessary or advisable for the implementation and administration of the plan.
      Terms of Awards. The exercise price of an option granted under the 2003 Stock Option Plan may not be less than 100% of the fair market value of our common stock on the date the option is granted. Our Board of Directors determines, in connection with each option grant under the plan, when options become exercisable and when they expire, provided that the expiration may not exceed ten years from the date of grant.
      Change of Control. In the event of a change of control of SeaBright, the Board may provide, in its discretion, that options granted under the 2003 Stock Option Plan become immediately exercisable by any participants who are employed by us at the time of such change of control.

2005 Long-Term Equity Incentive Plan
      On December 22, 2004, we adopted the SeaBright Insurance Holdings, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Equity Plan”). The 2005 Equity Plan provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards. Directors, officers and other employees of SeaBright and its subsidiaries, as well as others performing services for us, may be eligible for grants under the plan. The purpose of the 2005 Equity Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.
      A total of 1,047,755 shares of our common stock were initially available for issuance under the 2005 Equity Plan. This amount will automatically increase on the first day of each fiscal year through 2015 by the lesser of: (i) 2% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares as determined by the Compensation Committee. Accordingly, on January 1, 2006, the total number of shares of our common stock available for issuance under the 2005 Equity Plan increased by 328,223 shares. The number of shares available for issuance under the 2005 Equity Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the 2005 Equity Plan or covered by grants previously made under the plan. The shares available for issuance under the 2005 Equity Plan may be, in whole or in part, authorized and unissued or held as treasury shares.
      The Compensation Committee of our Board of Directors administers the 2005 Equity Plan. Our Board also has the authority to administer the 2005 Equity Plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan.
      The following is a summary of the material terms of the 2005 Equity Plan, but does not include all of the provisions of the plan. For further information about the plan, we refer you to the 2005 Equity Plan.

Terms of the 2005 Equity Plan
      Eligibility. Directors, officers and employees of SeaBright and its subsidiaries, as well as other individuals performing services for us, or to whom we have extended an offer of employment, are eligible to receive grants under the 2005 Equity Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees.
      Stock Options. Under the 2005 Equity Plan, the Compensation Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other, non-qualified stock options. The Compensation Committee may not, however, award to any one person in any one calendar year options to purchase common stock equal to more than 300,000 shares, and it may not award incentive options first exercisable during any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.
      The exercise price of an option granted under the 2005 Equity Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of SeaBright’s voting power may not be less than 110% of such fair market value on such date.
      Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•	in cash;

•	by delivery of shares of common stock with a fair market value equal to the exercise price; and/or

•	by simultaneous sale through a broker of shares of common stock acquired upon exercise.
      If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the Compensation Committee may, in its discretion, grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Compensation Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of the Company’s tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.
      The Compensation Committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of SeaBright or any of its subsidiaries, five years from the date of grant. In addition, all options under the 2005 Equity Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with the Company during the 30-day period.
      There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement, while his or her unvested options may become fully vested and exercisable in the discretion of the Compensation Committee. In each of the foregoing circumstances, the Board or Compensation Committee may elect to further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately. If we undergo a change in control and a grantee is terminated from service within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of SeaBright, whether or not the grantee is subsequently terminated.
      Restricted Stock. Under the 2005 Equity Plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, SeaBright and its subsidiaries, if the cessation occurs due to a termination within one year after a change in control of the Company or due to death, disability or, in the discretion of the Compensation Committee, retirement. In addition, the Compensation Committee has the authority to award shares of restricted stock with respect to which all restrictions shall lapse automatically upon a change in control of SeaBright, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.
      Restricted Stock Units; Deferred Stock Units. Under the 2005 Equity Plan, the Compensation Committee may award restricted stock units subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock units will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, SeaBright and its subsidiaries, if the cessation occurs due to a termination within one year after a change in control of the Company or due to death, disability or, in the discretion of the Compensation Committee, retirement. In addition, the Compensation Committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of SeaBright, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock units as to which the applicable restrictions have not lapsed will be forfeited immediately. Prior to the later of (i) the close of the tax year preceding the year in which restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the 2005 Equity Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.
      Performance Awards. Under the 2005 Equity Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, SeaBright and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities.
      Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, SeaBright and its subsidiaries prior to completion of a performance cycle, due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change of control.
      Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the 2005 Equity Plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee. Except in limited circumstances, no award under the

2005 Equity Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.
      Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.
      Unless the Compensation Committee determines otherwise, no award made under the 2005 Equity Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.
      Amendment and Termination of the 2005 Equity Plan. The Board may amend or terminate the 2005 Equity Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with applicable stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 2005 Plan without the affected participant’s consent. If not previously terminated by the Board, the 2005 Equity Plan will terminate on the tenth anniversary of its adoption.
Employment Agreements
      The following information summarizes the employment agreements for our chief executive officer and each of the named executive officers.
      John G. Pasqualetto. Mr. Pasqualetto’s employment agreement, as amended, provides for an annual base salary of $313,793 and an annual incentive bonus in a target amount of 65% of his base salary. Mr. Pasqualetto’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 31, 2006, the Compensation Committee approved an increase in Mr. Pasqualetto’s annual base salary to $400,000. Mr. Pasqualetto may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Pasqualetto’s employment without cause or if Mr. Pasqualetto terminates his employment for good reason, each as defined in his employment agreement, he will be entitled to receive his base salary and bonus (prorated to the date of termination) payable in regular installments from the date of termination for a period of 18 months thereafter. Mr. Pasqualetto’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting SeaBright’s employees, customers, suppliers or other business relations for 18 months following the date of his termination.
      Richard J. Gergasko. Mr. Gergasko’s employment agreement provides for an annual base salary of $258,832 and an annual incentive bonus in a target amount of 50% of his base salary. Mr. Gergasko’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 31, 2006, the Compensation Committee approved an increase in Mr. Gergasko’s annual base salary to $300,000. Mr. Gergasko may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Gergasko’s employment without cause, as defined in his employment agreement, he will be entitled to receive his base salary (prorated to the date of termination) payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Gergasko’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.
      Joseph S. De Vita. Mr. De Vita’s employment agreement provides for an annual base salary of $216,000 and an annual incentive bonus in a target amount of 50% of his base salary. Mr. De Vita’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 31, 2006, the Compensation Committee approved an increase in Mr. De Vita’s annual base salary to $275,000. Mr. De Vita may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. De Vita’s employment without cause, as defined in his employment agreement, he will be entitled to receive his base salary (prorated to the date of termination) payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. De Vita’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.
      Richard W. Seelinger. Mr. Seelinger’s employment agreement provides for an annual base salary of $187,113 and an annual incentive bonus in a target amount of 40% of his base salary. Mr. Seelinger’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 31, 2006, the Compensation Committee approved an increase in Mr. Seelinger’s annual base salary to $225,000. Mr. Seelinger may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Seelinger’s employment without cause, as defined in his employment agreement, he will be entitled to receive his base salary (prorated to the date of termination) payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Seelinger’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.
      D. Drue Wax. Ms. Wax’s employment agreement provides for an annual base salary of $200,000 and an annual incentive bonus in a target amount of 40% of her base salary. Ms. Wax’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 31, 2006, the Compensation Committee approved an increase in Ms. Wax’s annual base salary to $250,000. Ms. Wax may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Ms. Wax’s employment without cause, as defined in her employment agreement, she will be entitled to receive her base salary (prorated to the date of termination) payable in regular installments from the date of termination for a period of 12 months thereafter. Ms. Wax’s employment agreement provides that she will be restricted from engaging in specified competitive activities and soliciting our employees, customers, suppliers or other business relations for 12 months following the date of her termination.
Compensation Committee Report on Executive Compensation
      The Compensation Committee has furnished the following report on executive compensation. The Compensation Committee, which is composed of three non-employee, independent directors, establishes and reviews the compensation and benefits of our executive officers, establishes the total compensation of our directors, considers incentive compensation plans for our employees and carries out duties assigned to the committee under our 2003 Stock Option Plan and our 2005 Equity Plan. The Compensation Committee has the authority to retain and terminate compensation consulting firms, including authority to approve the firm’s fees and other retention terms.

Compensation Policies
      Our compensation policies are designed to maximize stockholder value over the long-term. Our compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of our stockholders, to provide our executive officers with incentives to strive for excellence and link their financial interests to those of our stockholders. We believe that this will encourage the creation of additional stockholder value. The compensation policies are designed to achieve the following objectives:

•	offer compensation opportunities intended to be attractive for highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value;

•	maintain a portion of our executives’ total compensation at risk, tied to both the annual and long-term financial performance of SeaBright; and

•	further our short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program
      Our executive compensation program has three major integrated components: base salary, annual incentive awards and long-term incentives. We award stock options and restricted stock as long-term incentives to executive officers.
      Base Salary. The Compensation Committee annually reviews and determines base salary levels. In each case, the Compensation Committee takes into account the individual executive’s skills, performance level and contribution to the business. This determination is discretionary with the Compensation Committee and is not based on set formulas. Base salary increases that may be awarded normally take effect on April 1st of each year. In April 2005, the base salaries for Messrs. Pasqualetto, Gergasko, De Vita, Seelinger and Wanamaker were increased by $31,207, $16,168, $34,000, $12,887 and $13,034, respectively. These increases were awarded due to these individuals’ contributions to the Company and the performance of the Company following its successful completion of the Acquisition (as more fully described at “Our History” in Part I, Item 1 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005) and of the initial public offering of shares of the Company’s common stock on January 26, 2005.
      Annual Incentive Awards. In 2005, the Committee approved the SeaBright Insurance Holdings, Inc. Bonus Plan 2005 (the “2005 Bonus Plan”) to provide a positive incentive to achieve and exceed the Board-approved financial and strategic goals and to complement the Company’s overall pay-for-performance compensation program. Each of the Company’s managers and executive officers are eligible to participate in the 2005 Bonus Plan, including the Company’s Chief Executive Officer. Under the terms of the 2005 Bonus Plan, the Compensation Committee approves (i) the annual amount of the “bonus pool” and (ii) three benchmarks of performance against which a measure of the Company’s achievement, calculated by the Board as the amount by which the Company’s earnings exceeded the Board-approved budget goals for the calendar year and adjusted for the elimination of capital gains and losses (the “achievement measure”), is compared. The extent to which the bonus pool is earned depends on the achievement measure reaching the three benchmarks as follows: (i) below the threshold benchmark, no bonus pool is earned; (ii) between the threshold benchmark and the target benchmark, a pro rata portion of the full bonus pool is earned; (iii) at the target benchmark, a full bonus pool is earned; (iv) above the target benchmark and below the maximum benchmark, a pro rata portion of two times the bonus pool is earned; and (v) above the maximum benchmark, two times the bonus pool is earned. The achievement measure is adjusted to take into account the payment of the bonus pool. The Compensation Committee may revise the 2005 Bonus Plan to cause the achievement measure to be adjusted to take into account the impact of any capital raising activities.
      If a bonus pool is earned, individual bonus amounts are calculated based on percentages of base salary set for the target benchmark and the accomplishment of individual pre-agreed business unit or department quantitative goals, plus selected individual personal achievement goals. In fiscal 2005, the bonus of an officer who is an Executive Vice President or Chief Financial Officer depended solely on the Company’s accomplishment of the target benchmark or maximum benchmark. The incentive bonus percentages at the target benchmark for our executive officers (including our Named Executive Officers) for our 2005 fiscal year were as follows:

Amount of Bonus Payable as %
Name	of Base Salary if Target Achieved

John G Pasqualetto	65%
Richard J. Gergasko	50%
Joseph S. De Vita	50%
Richard W. Seelinger	40%
D. Drue Wax	40%
Marc B. Miller, M.D.	40%
Jeffrey C. Wanamaker	40%
      Under the 2005 Bonus Plan, Messrs. Pasqualetto, Gergasko, De Vita and Seelinger, Ms. Wax, Dr. Miller and Mr. Wanamaker were paid cash bonuses of $368,010, $227,777, $203,283, $132,597, $129,047, $134,709 and $118,485, respectively, on March 15, 2006 with respect to the 2005 fiscal year.
      Long-Term Incentives. The Compensation Committee views stock options and restricted stock as an important part of its long-term, performance-based compensation program. The Committee believes that equity-based compensation is an important retention tool which ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. We provide long-term incentives through the SeaBright Insurance Holdings, Inc. 2005 Equity Plan. Stock options were granted at fair market value and, for employees, vest in equal installments over four years. Shares of restricted stock granted to employees vest in equal installments over three years.
      Under the 2005 Equity Plan, Messrs. Pasqualetto, Gergasko, De Vita and Seelinger, Ms. Wax, Dr. Miller and Mr. Wanamaker were granted options to purchase 76,499, 45,899, 57,347, 22,950, 7,650, 3,825 and 15,300 shares of Common Stock, respectively, on January 20, 2005, in connection with the Company’s initial public offering of common stock on January 26, 2005.
      Under the 2005 Equity Plan, Messrs. Pasqualetto, Gergasko, De Vita and Seelinger, Ms. Wax, Dr. Miller and Mr. Wanamaker were granted options to purchase 25,000, 12,500, 12,500, 4,000, 3,725, 4,000 and 4,000 shares of Common Stock, respectively, on March 17, 2006, in recognition of their respective contributions to the Company and the Company’s performance for the fiscal year ended December 31, 2005. Under the 2005 Equity Plan, Messrs. Pasqualetto, Gergasko, De Vita and Seelinger, Ms. Wax, Dr. Miller and Mr. Wanamaker also were granted 75,000, 37,500, 37,500, 12,000, 11,250, 12,000 and 12,000 shares of restricted Common Stock, respectively, on March 17, 2006.
      The level of incentive awards granted to our executive officers is based initially upon the performance of the Company, which performance is tied to its calendar year after-tax operating profit, its combined ratio and its return on equity. If those performance objectives are achieved, the business performance of our operating subsidiaries and the performance of the departments supervised by our executive officers are considered.
      The business performance of our operating subsidiaries and the performance of the departments supervised by our executive officers provide indicators of each executive officer’s individual contribution. In addition, the Committee considers an individual’s demonstrated commitment to the Company’s standards for compliant and ethical business conduct. Evaluation of effective executive officer performance includes factors such as teamwork, dedication to excellence in his or her area of expertise and the ability to anticipate, avoid and respond to problems with energy and innovation.

John G. Pasqualetto, Chief Executive Officer
      Mr. Pasqualetto’s salary and target bonus amount are subject to review by the Compensation Committee for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Compensation Committee’s sole discretion. Increases in annual compensation to Mr. Pasqualetto are at the discretion of the Compensation Committee. In determining whether to grant any salary increase, the same performance criteria that are applied to executive officers generally are applied to Mr. Pasqualetto. In addition, Mr. Pasqualetto is evaluated on any increases in stockholder value that may be attributable to his efforts.
      The Compensation Committee evaluated the Company’s 2005 performance and Mr. Pasqualetto’s individual contributions to the business according to the factors described above. For the year ended December 31, 2005, the Company experienced an increase in net income per share and improved combined ratio, and, on January 26, 2005, successfully completed its initial public offering. Therefore, the Compensation Committee awarded Mr. Pasqualetto with the increase in annual salary and with the annual incentive awards and long-term incentives described above. The Compensation Committee believes that this relationship between Mr. Pasqualetto’s compensation and the Company’s performance is appropriate and serves stockholders’ interests. Mr. Pasqualetto was not present for the deliberations by the Compensation Committee with respect to determination of his annual compensation, annual incentive awards or long-term incentive awards.

The Compensation Committee
of the Board of Directors

Peter Y. Chung, Chairman
J. Scott Carter
Mural R. Josephson

Stock Performance Graphs
      The following graph and table compare the total return on $100 invested in SeaBcenter common stock for the period commencing on January 21, 2005 (the date of our initial public offering) and ending on December 31, 2005 with the total return on $100 invested in each of the Nasdaq Stock Market (U.S.) Index and in the Nasdaq Insurance Index. The closing market price for SeaBcenter common stock at the end of fiscal year 2005 was $16.63.
Comparison of 11 Month Cumulative Total Return*
Among SeaBcenter Insurance Holdings, Inc.,
the Nasdaq Stock Market (U.S.) Index and the Nasdaq Insurance Index

	Cumulative Total Return

	SeaBcenter	Nasdaq Stock	Nasdaq
	Insurance	Market (U.S.)	Insurance
	Holdings, Inc.	Index	Index

1/21/05	$100.00	$100.00	$100.00
1/31/05	98.76	96.99	97.85
2/28/05	98.34	95.93	100.07
3/31/05	85.81	91.70	99.12
4/30/05	91.62	88.06	98.37
5/31/05	94.02	95.36	101.41
6/30/05	94.85	93.67	104.76
7/31/05	105.39	106.55	107.81
8/31/05	116.35	106.57	103.94
9/30/05	107.39	107.05	108.53
10/31/05	110.71	104.59	111.35
11/30/05	111.54	112.63	114.92
12/31/05	138.01	112.81	114.92

*	$100 invested on January 21, 2005 in stock or on December 31, 2004 in index-including reinvestment of dividends. Fiscal year ending December 31.
      The stock price performance shown on the graph is not intended to forecast and does not necessarily indicate future price performance.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      We have entered into certain transactions and contractual arrangements with some of our stockholders and members of management, including the following:
Registration Agreement
      We were formed in 2003 by members of our current management and entities affiliated with Summit Partners for the purpose of completing a management-led buy out that closed on September 30, 2003, which we refer to as the “Acquisition.” In connection with the Acquisition on September 30, 2003, we entered into a registration agreement with the Summit Partners investors and a minority investor. Under the registration agreement, the holders of a majority of Registrable Securities (as defined in the registration agreement) have the right to require us to register any or all of their common stock in SeaBright (including any common stock issued or issuable upon conversion of shares of SeaBright’s convertible preferred stock) under the Securities Act at our expense. In addition, all holders of Registrable Securities are entitled to request the inclusion of any of their common stock in any registration statement at our expense whenever we propose to register shares of our common stock under the Securities Act. In connection with these registrations, we have agreed to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act.
Summit Partners Investors Stock Purchases
      We entered into a stock purchase agreement with the Summit Partners investors in connection with the Acquisition on September 30, 2003. Pursuant to this agreement, the Summit Partners investors purchased an aggregate of 450,000 shares of our convertible preferred stock for an aggregate purchase price of $45.0 million. We entered into a second stock purchase agreement with the Summit Partners investors, as well as certain members of our management, in June 2004 pursuant to which the Summit Partners investors purchased an aggregate of 50,000 shares of our convertible preferred stock for an aggregate purchase price of $5.0 million. Each share of convertible preferred stock purchased under the stock purchase agreements was converted into 15.299664 shares of common stock upon the closing of our initial public offering in January 2005.
Executive Stock Purchase Agreements
      We entered into executive stock purchase agreements with each of John G. Pasqualetto, Richard J. Gergasko, Joseph S. De Vita, Richard W. Seelinger and Jeffrey C. Wanamaker in September 2003 pursuant to which the executives purchased an aggregate of 4,250 shares of our convertible preferred stock for an aggregate purchase price of $425,000. In June 2004, we entered into (i) a stock purchase agreement with Messrs. Pasqualetto, Gergasko, De Vita and Wanamaker, as well as the Summit Partners investors, pursuant to which the executives purchased an aggregate of 1,055.25 shares of our convertible preferred stock for an aggregate purchase price of $105,525, and (ii) separate executive stock agreements with each of Chris A. Engstrom and James L. Borland III, pursuant to which these key employees purchased an additional 560 shares of our convertible preferred stock for an aggregate purchase price of $56,000. Each share of convertible preferred stock purchased under the stock purchase agreements was converted into 15.299664 shares of common stock upon the closing of the initial public offering of our common stock in January 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES
      The Audit Committee has appointed KPMG LLP as SeaBright’s independent auditor for the fiscal year ending December 31, 2006. Stockholders are being asked to ratify the appointment of KPMG LLP at the annual meeting pursuant to Proposal No. 2.
      The following table shows the fees paid or accrued by SeaBright for audit and other services provided by KPMG LLP for fiscal years 2005 and 2004.

	2005		2004

Audit Fees(1)	$482,142	(4)	$1,563,491	(5)
Audit-Related Fees	—		—
Tax Fees(2)	15,326		1,175
All Other Fees(3)	1,500		—

Other	$498,968		$1,564,666

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, including services related thereto such as comfort letters, consents and assistance with and review of documents filed with the U.S. Securities and Exchange Commission.

(2)	Tax fees represent fees billed for professional services provided in connection with tax compliance, tax advice and tax planning.

(3)	All other fees represent license fees paid to KPMG for use of KPMG’s proprietary accounting research database.

(4)	Includes fees billed for work performed in connection with a follow-on offering of our common stock, which was completed in February 2006.

(5)	Includes fees billed for work performed in connection with the initial public offering of our common stock, which was completed in January 2005.
      The Audit Committee has adopted a policy of pre-approval of audit and permitted non-audit services by our independent auditor. The Chairman of the Audit Committee has been delegated authority to pre-approve such services on behalf of the Audit Committee, provided that such pre-approved services are reported to the full Audit Committee at its next scheduled meeting.
      During 2005, all services performed by SeaBright’s independent auditor were pre-approved by the Audit Committee in accordance with this policy.
REPORT OF THE AUDIT COMMITTEE
      The members of the Audit Committee are independent under Nasdaq listing standards and SEC rules. The Board of Directors adopted a written Audit Committee charter, which is available in the Investor Relations section of our website at www.sbic.com.
      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. KPMG LLP, our independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of SeaBright Insurance Holdings, Inc. and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of KPMG LLP included in its report on the Company’s consolidated financial statements.
      In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management and KPMG LLP. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and KPMG LLP the audited financial statements for the 2005 fiscal year.
      The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence relating to SeaBright Insurance Holdings, Inc. In accordance with provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approved all audit and non-audit services performed by KPMG LLP.
      Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also selected and appointed KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006, subject to stockholder ratification.

The Audit Committee
of the Board of Directors

Mural R. Josephson, Chairman
William M. Feldman
George M. Morvis
OTHER MATTERS
Stockholder Proposals and Director Nominations
      If you intend to present a proposal at next year’s annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address below. The Secretary must receive this notice no earlier than January 25, 2007 and no later than February 26, 2007.
      Notice of a proposal must include, as to each matter, (i) a brief description of the business desired to be brought before the annual meeting, (ii) your name and address, as they appear on SeaBright’s books, (iii) the class and number of shares of SeaBright capital stock which you beneficially own, (iv) any material interest you may have in such business.
      Notice of a nomination must include:

(i) as to each person whom you propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of SeaBright which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) (A) your name and address, as they appear on SeaBright’s books, (B) the class or series and number of shares of capital stock of SeaBright which you own beneficially or of record, (C) a description of all arrangements or understandings between you and each proposed nominee and any other person or persons pursuant to which your nominations are to be made, (D) a representation that you intend to appear in person or by proxy at the meeting to nominate the persons named in your notice and (E) any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations or proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

      Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      You may contact our Secretary at our principal executive offices for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our By-Laws are also available on our website at http://investor.sbic.com/governance/bylaws.cfm.
      Proponents must submit notices of proposals and nominations in writing to the following address:
Secretary
SeaBright Insurance Holdings, Inc.
2101 4th Avenue, Suite 1600
Seattle, Washington 98121
      The Secretary will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.
Cost of Solicitation
      SeaBright pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we have made arrangements with banks, brokers and other holders of record to send proxy materials to you, and we will reimburse them for their expenses in doing so.

Appendix A
SeaBright Insurance Holdings, Inc.
Audit Committee Charter
(As amended on April 10, 2006)
Organization
      This charter governs the operations of the Audit Committee of SeaBright Insurance Holdings, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the Board’s approval of the charter. Members of the Committee shall be members of, and appointed by, the Board. The Committee shall be comprised of three or more members. Each member of the Committee shall be “independent” within the meaning of the applicable listing rules of Nasdaq Stock Market, Inc., Section 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC, as determined by the Board.
      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise and be deemed an “audit committee financial expert,” in compliance with the criteria established by the SEC. The existence of such member shall be disclosed in periodic filings as required by the SEC. One director who is not independent under applicable rules and regulations and is not a current officer or employee of the Company or a family member of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.
      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To foster open communication, the Committee should meet at least annually with management and the independent auditor in separate sessions. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.
      Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate.
Purpose
      The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function, if any, and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements.

      The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communication with the Board, the independent auditor and management of the Company.
      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and, in its sole discretion and at the Company’s expense, the Committee shall have the authority to retain and terminate independent counsel and other advisers as it determines necessary to carry out its duties.
Duties and Responsibilities
      The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
      The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, retention and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting and receiving the report of the independent auditor.

•	The Committee shall ensure the rotation of the lead audit partner as required by law.

•	The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. Alternatively, the Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

—	The firm’s internal quality control procedures.

—	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

—	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•	The Committee shall ensure that hiring policies for employees or former employees of the independent auditor meet SEC regulations and stock exchange listing standards.

•	To the extent the Company establishes an internal audit function, the Committee shall review and concur with management’s appointment, termination or replacement of the director of internal audit.

•	The Committee shall discuss with the internal auditors (if any) and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors (if any) and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees).

•	Periodically, the Committee shall meet separately with management, the internal auditors (if any) and the independent auditor to discuss issues and concerns warranting Committee attention, including significant risks to the Company and the steps management has taken to address such risks. The Committee shall provide sufficient opportunity for the internal auditors (if any) and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

•	To the extent the Company establishes an internal audit function, the Committee shall periodically review its operation, including the independence and authority of the internal auditors, the proposed internal audit plans for the coming year, and the coordination of such plans with the independent auditor.

•	The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion (if the preparation of such report is required by applicable law).

•	The Committee shall discuss the types of information to be disclosed and types of presentations to be made in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each release or each instance of guidance.

•	The Committee shall review and discuss policies with respect to risk assessment and risk management.

•	The Committee shall discuss the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•	The Committee shall discuss with management and the independent auditor the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•	The Committee shall regularly report to the Board, including the results of the annual audit, and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and, to the extent an internal audit function is established, the performance of the internal audit function and the independence of the internal auditor. If requested by the Board, the Committee shall invite the independent auditor to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

•	The Committee shall review reports of attorneys or others with respect to evidence of material violations of securities laws or breaches of fiduciary duty.

•	The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•	The Committee shall review the Company’s disclosure in the proxy statement for its annual meeting of stockholders that describes whether the Committee has satisfied its responsibilities under this Charter for the prior year.

•	The Committee shall periodically evaluate its performance to determine whether it is functioning effectively.

Appendix B
SeaBright Insurance Holdings, Inc.
Compensation Committee Charter
(As amended on April 10, 2006)
Organization
      The Compensation Committee of SeaBright Insurance Holdings, Inc. (the “Company”) shall consist of at least three directors. Each member of the Committee must qualify as a “non-employee director” for purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. In addition, each member shall be “independent” within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc.; provided, however, that one person who is not independent within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc., and is not a current officer or employee of the Company or a family member of an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders. A member appointed under this exception may not serve longer than two years.
      Committee members shall be appointed by the Board. Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions.
      The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.
      The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate such legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary in the performance of its duties and without having to seek the approval of the Board.
Purpose and Responsibilities
      The Committee’s primary purpose and responsibilities shall be:

•	to review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine or recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board individuals qualified to become Chief Executive Officer of the Company;

•	to establish total compensation for the Board and approve total compensation for senior executives, including oversight of all senior executive benefit plans;

•	to oversee the Company’s general cash-based and equity-based incentive plans; and

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•	to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.
Duties
      To fulfill its purpose and responsibilities, the Committee shall:

1. Establish the total compensation for the directors of the Company.

2. Establish the total compensation package provided to the Chief Executive Officer, and approve the total compensation package provided to such other officers of the Company whose compensation is disclosed in the Company’s proxy statement, and approve the actual compensation (including base pay adjustments, and any annual and long term incentive payouts) paid to senior executive officers of the Company.

3. Approve employment agreements, severance agreements or change of control agreements between the Company and its senior executive officers. Specifically as to the Chief Executive Officer, the Committee should review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine or recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation.

4. Develop and review periodically succession plans of the Chief Executive Officer, and screen and recommend to the Board candidate(s) for Chief Executive Officer.

5. Review and approve the design of the benefit plans which pertain to directors, the Chief Executive Officer and other senior executive officers who report directly to the Chief Executive Officer.

6. Approve the creation and/or revision of incentive compensation plans and equity-based plans affecting Company officers and grants thereunder.

7. Produce and approve the Compensation Committee Report on Executive Compensation included in the Company’s proxy statements and generally oversee compliance with the compensation reporting requirements of the SEC.

8. Approve overall compensation policy throughout the entire Company.

9. Review and approve or recommend to the Board for approval changes to or adoption of retirement plans of the Company and approve periodically funding guidelines developed by the Compensation Committee, including any matching contributions under the Company’s 401(k) plan, if any.

10. Administer all plans that require “disinterested administration” under Rule 16b 3 of the Securities Exchange Act of 1934, as amended, including all stock option, restricted stock and deferred stock plans.

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Appendix C
SeaBright Insurance Holdings, Inc.
Nominating and Corporate Governance Committee Charter
(As amended on April 10, 2006)
Organization
      The Nominating and Corporate Governance Committee of SeaBright Insurance Holdings, Inc. (the “Company”) shall consist of at least two directors, each of whom shall be “independent” within the meaning of the applicable listing rules of the Nasdaq Stock Market, Inc.; provided, however, that one person who is not independent within the meaning of the applicable listing rules of Nasdaq Stock Market, Inc., and is not a current officer or employee of the Company or a family member of an officer or employee, may be appointed to the Committee if the Board of Directors, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders. A member appointed under this exception may not serve longer than two years.
      Committee members shall be appointed by the Board and shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of its proceedings and actions.
      The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.
      The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate legal, accounting or other consultants or experts, including search firms, it deems necessary in the performance of its duties and without having to seek the approval of the Board.
Purpose and Responsibilities
      The Committee’s primary purpose and responsibilities shall be:

•	to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.
Duties
      To fulfill its purpose and responsibilities, the Committee shall:

1. Screen and recommend to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company, and consider the performance of

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incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.

2. Develop and recommend qualification standards and other criteria for selecting nominees for director.

(i) Establish procedures for, and administer annual performance evaluations of the Board, its committees and individual Board members, which will include an annual performance review of this Committee by its members.

(ii) Review periodically the makeup of the Board and its committees and recommend, as appropriate, changes in the number, function or membership.

(iii) Review periodically the Company’s Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees; Statement of Policy to Directors, Officers and Key Employees Concerning Securities Trading and Disclosure of Confidential Information; and any similar Company codes and policies, and, based on such periodic review, recommend changes to the Board as deemed appropriate.

(iv) Adopt policies designed to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.

(v) Consider questions of possible conflicts of interest involving Board members, senior officers and key employees.
Miscellaneous
      This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

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SEABRIGHT INSURANCE HOLDINGS, INC.		+

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

MANAGEMENT RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
1. Election of Directors.

	For	Withhold		For	Withhold
01 - John G. Pasqualetto	☐	☐	04 - William M. Feldman	☐	☐

02 - J. Scott Carter	☐	☐	05 - Mural R. Josephson	☐	☐

03 - Peter Y. Chung	☐	☐	06 - George M. Morvis	☐	☐

		For	Against	Abstain
2.	Ratification of the Audit Committee’s appointment of KPMG LLP as independent auditor for the year ending December 31, 2006.	☐	☐	☐

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgement with respect to those matters.

Mark this box with an X if you plan to attend the Annual Meeting.		☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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001CD40001                    00K6JE

Proxy - SEABRIGHT INSURANCE HOLDINGS, INC.

2101 4th Avenue, Seattle, WA 98121
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for Annual Meeting of Shareholders, May 25, 2006
The undersigned hereby appoints John G. Pasqualetto, Joseph S. De Vita and D. Drue Wax, and each or any of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of SeaBright Insurance Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of SeaBright Insurance Holdings, Inc. to be held at 1:00 P.M., Central time on May 25, 2006 at the Chicago Title Tower, 28th Floor Conference Center, 161 N. Clark St., Chicago, Illinois 60601 and at any and all adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2.
(Continued and to be voted, signed and dated on reverse side.)